SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                            ------------------------

                                  FORM 8-K/A-1

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported): September 1, 1997
                                                  -----------------


                          SPECIALTY CARE NETWORK, INC.
                 -----------------------------------------------
                 (Exact Name of Registrant Specified in Charter)


          Delaware                       0-22019                 62-1623449
----------------------------     ------------------------    -------------------
(State or Other Jurisdiction     (Commission File Number)     (I.R.S. Employer
      of Incorporation)                                      Identification No.)


        44 Union Boulevard, Suite 600
             Lakewood, Colorado                                   80228
   ----------------------------------------                     ----------
   (Address of Principal Executive Offices)                     (Zip Code)


Registrant's telephone number, including area code: (303) 716-0041
                                                    --------------

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (a) Pro Forma Financial Information (unaudited)

              Unaudited Pro Forma Consolidated Financial Statements
                 of Specialty Care Network, Inc. and Subsidiary


Basis of Presentation

The following unaudited pro forma consolidated financial statements give effect to acquisitions by Specialty Care Network, Inc. (the "Company"), a Delaware corporation, of certain net assets of the Prior Practices, in exchange for shares of the Company's restricted common stock, cash and the assumption of certain liabilities, and the effects of the service agreements described below. For purposes of these pro forma consolidated financial statements, the terms "Prior Practices" and "Affiliated Practices" are defined to include the following entities:

                                                                                                      Acquisition and
             Prior Practices                             Affiliated Practices                         Affiliation Date
             ---------------                             --------------------                         ----------------
Reconstructive Orthopaedic Associates, Inc.     Reconstructive Orthopaedic Associates II, P.C.        November 12, 1996

Princeton Orthopaedic Associates, P.A.          Princeton Orthopaedic Associates II, P.A.             November 12, 1996

Tallahassee Orthopedic Clinic, Inc.             TOC Specialists, P.L.                                 November 12, 1996

Greater Chesapeake Orthopaedic                  Greater Chesapeake Orthopaedic
   Associates, LLC                                 Associates, LLC                                    November 12, 1996

Vero Orthopaedics, P.A.                         Vero Orthopaedics II, P.A.                            November 12, 1996

Orthopaedic Associates of West Florida, P.A.    Orthopaedic Associates of West Florida II, P.A.       September 1, 1997

              Unaudited Pro Forma Consolidated Financial Statements of Specialty Care Network, Inc. and Subsidiary (continued)


Basis of Presentation (continued)

Pursuant to the service agreements between the Company and each of the Affiliated Practices, the Company provides management, administrative and development services to the Affiliated Practices in return for a service fee. The Affiliated Practices retain, among other things, sole responsibility for all aspects of the practice of medicine. All service agreements described herein are collectively referred to as the "Service Agreements."

The pro forma consolidated financial statements have been prepared by the Company based upon the historical financial statements of Specialty Care Network, Inc. and subsidiary and the Prior Practices, and certain preliminary estimates and assumptions deemed appropriate by management of the Company. These pro forma consolidated financial statements may not be indicative of actual results if the transactions had occurred on the dates indicated or which may be realized in the future. Neither expected benefits nor cost reductions anticipated by the Company following consummation of the aforementioned acquisition transactions and the execution of the Service Agreements have been reflected in the pro forma consolidated financial statements; however, additional estimated future corporate overhead and direct costs of the Company have been reflected in the pro forma consolidated financial statements.

The pro forma consolidated balance sheet as of June 30, 1997 gives effect to the acquisition of certain net assets of Orthopaedic Associates of West Florida, P.A. ("OAWF"), as if such transaction had occurred, and the related Service Agreement was executed, on June 30, 1997.

              Unaudited Pro Forma Consolidated Financial Statements of Specialty Care Network, Inc. and Subsidiary (continued)

Basis of Presentation (continued)

The pro forma consolidated statement of income for the year ended December 31, 1996 assumes that the following occurred on January 1, 1996: (i) the acquisition of certain net assets of the Prior Practices and the entry into the Service Agreements and (ii) conversion of the Company's $1.87 million convertible debentures and accrued interest thereon into the Company's common stock. The pro forma consolidated statement of income for the six months ended June 30, 1997 assumes that the acquisition of certain net assets of OAWF and the entry into the Service Agreement with Orthopaedic Associates of West Florda II, P.A. ("OAWF II") occurred on January 1, 1997. Financial information for Prior Practices that affiliated with the Company during 1996 is reflected in the Company's consolidated statement of income for the six months ended June 30, 1997.

The pro forma consolidated financial statements should be read in conjunction with the historical financial statements of the Company and Reconstructive Orthopaedic Associates II, P.C. (successor to Reconstructive Orthopaedic Associates, Inc.), including the related notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations," that appear in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, and the historical financial statements of the Company, including the related notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations," that appear in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997.

            Unaudited Pro Forma Consolidated Financial Statements of
                   Specialty Care Network, Inc. and Subsidiary
                      Pro Forma Consolidated Balance Sheet

                                  June 30, 1997

                                               Specialty Care                       Pro Forma
                                                Network, Inc.        Pro Forma      Adjustment              Pro
                                               and Subsidiary       Adjustments       Legend               Forma
                                               --------------       -----------     ----------          -----------
Assets
Current Assets:
  Cash and cash equivalents                      $14,862,223        $(3,798,637)        (3)             $11,063,586
  Accounts receivable, net                        15,405,507          1,071,839         (1)              16,477,346
  Loans to physician stockholders                  1,107,514                  -                           1,107,514
  Prepaid expenses and inventories                 1,090,137             (7,338)        (5)               1,082,799
  Prepaid and recoverable income taxes                95,765                  -                              95,765
                                                 -----------        -----------                         -----------
Total current assets                              32,561,146         (2,734,136)                         29,827,010
Property and equipment, net                        2,330,688             70,274         (1)               2,400,962
Intangible assets, net                               204,513                  -                             204,513
Management service agreements                     17,658,711         11,146,814         (2)              28,805,525
Other assets                                          63,552                  -                              63,552
                                                 -----------        -----------                         -----------
Total assets                                     $52,818,610        $ 8,482,952                         $61,301,562
                                                 ===========        ===========                         ===========

Liabilities and stockholders' equity
Current liabilities:
  Current portion of capital lease obligations   $   198,074        $         -                         $   198,074
  Accounts payable                                    79,994             14,397         (1)                  94,391
  Accrued expenses                                   662,735             50,000         (5)                 717,735
                                                                          5,000         (1)
  Accrued payroll, incentive compensation
    and related expenses                           1,560,122             16,153         (1)               1,576,275
  Due to physician groups                          3,529,801                  -                           3,529,801
  Deferred income taxes                              857,745                  -                             857,745
                                                 -----------        -----------                         -----------
Total current liabilities                          6,888,471             85,550                           6,974,021

Capital lease obligations, less current portion      842,884                  -                             842,884
Deferred income taxes                              7,924,128          5,000,975         (4)              12,925,103
                                                 -----------        -----------                         -----------
Total liabilities                                 15,655,483          5,086,525                          20,742,008

Stockholders' equity:
  Preferred stock                                          -                  -                                   -
  Common stock                                        15,343                333         (3)                  15,676
  Additional paid-in capital                      36,951,575          1,106,563         (1)              40,347,669
                                                                     11,146,814         (2)
                                                                     (3,798,970)        (3)
                                                                     (5,000,975)        (4)
                                                                        (57,338)        (5)
Retained earnings                                    196,209                  -                             196,209
                                                 -----------        -----------                         -----------
Total stockholders' equity                        37,163,127          3,396,427                          40,559,554
                                                 -----------        -----------                         -----------
Total liabilities and stockholders' equity       $52,818,610        $ 8,482,952                         $61,301,562
                                                 ===========        ===========                         ===========

See accompanying notes to unaudited pro forma consolidated financial statements.

            Unaudited Pro Forma Consolidated Financial Statements of
                   Specialty Care Network, Inc. and Subsidiary
                   Pro Forma Consolidated Statement of Income

                          Year ended December 31, 1996

                                               Specialty Care                       Pro Forma
                                                Network, Inc.        Pro Forma      Adjustment              Pro
                                               and Subsidiary       Adjustments       Legend               Forma
                                               --------------       -----------     ----------          -----------
Net revenue                                     $ 4,392,050         $33,742,244         (6)             $38,134,294
Costs and expenses:
   Clinic expenses                                2,820,743          24,495,180         (7)              27,315,923
   General and administrative expenses            3,770,263           1,851,652         (8)               7,414,748
                                                                      2,319,017         (9)
                                                                       (526,184)       (10)
                                                -----------         -----------                         -----------
Total operating costs and expenses                6,591,006          28,139,665                          34,730,671
                                                -----------         -----------                         -----------
Income (loss) from operations                    (2,198,956)          5,602,579                           3,403,623
Interest expense, net                                78,498             240,930        (11)                 319,428
                                                -----------         -----------                         -----------
Income (loss) before income taxes                (2,277,454)          5,361,649                           3,084,195
Income tax benefit (expense)                        506,071          (1,770,591)       (12)              (1,264,520)
                                                -----------         -----------                         -----------
Net income (loss)                               $(1,771,383)        $ 3,591,058                         $ 1,819,675
                                                ===========         ===========                         ===========

Net income (loss) per share                          ($0.15)                                                  $0.15
                                                ===========                                             ===========

Weighted average number of common shares
   and common share equivalents used in
   computation                                   12,026,347                                              12,359,330
                                                ===========                                             ===========

See accompanying notes to unaudited pro forma consolidated financial statements.

            Unaudited Pro Forma Consolidated Financial Statements of
                   Specialty Care Network, Inc. and Subsidiary
                   Pro Forma Consolidated Statement of Income

                         Six Months Ended June 30, 1997


                                               Specialty Care                       Pro Forma
                                                Network, Inc.        Pro Forma      Adjustment              Pro
                                               and Subsidiary       Adjustments       Legend               Forma
                                               --------------       -----------     ----------          -----------
Net revenue                                      $16,836,851        $2,307,810          (6)             $19,144,661
Costs and expenses:
   Clinic expenses                                10,885,602         1,705,789          (7)              12,591,391
   General and administrative expenses             2,874,008            36,093          (8)               3,109,171
                                                                       199,070          (9)
                                                 -----------        ----------                          -----------
Total operating costs and expenses                13,759,610         1,940,952                           15,700,562
                                                 -----------        ----------                          -----------
Income from operations                             3,077,241           366,858                            3,444,099
Interest (income) expense, net                      (253,140)           86,753         (11)                (166,387)
                                                 -----------        ----------                          -----------
Income before income taxes                         3,330,381           280,105                            3,610,486
Income tax expense                                (1,362,789)         (117,510)        (12)              (1,480,299)
                                                 -----------        ----------                          -----------
Net income                                       $ 1,967,592        $  162,595                          $ 2,130,187
                                                 ===========        ==========                          ===========

Net income per share                             $      0.14                                            $      0.15
                                                 ===========                                            ===========

Weighted average number of common shares
   and common share equivalents used in
   computation                                    14,227,709                                             14,560,692
                                                 ===========                                            ===========

See accompanying notes to unaudited pro forma consolidated financial statements.

              Unaudited Pro Forma Consolidated Financial Statements
                 of Specialty Care Network, Inc. and Subsidiary
              Notes to Pro Forma Consolidated Financial Statements


Pro Forma Consolidated Balance Sheet Adjustments

1. Reflects the fair value allocation of the consideration paid for the tangible assets of OAWF and of the liabilities assumed pursuant to the terms and conditions of the agreement relating to the acquisition of such assets (hereinafter referred to as the "OAWF Agreement"), as follows:


     Accounts receivable, net                          $1,071,839
     Property and equipment, net                           70,274
                                                       ----------
     Assets acquired                                    1,142,113
                                                       ----------

     Accounts payable                                      14,397
     Accrued expenses                                       5,000
     Accrued payroll, incentive compensation
       and related expenses                                16,153
                                                       ----------
     Liabilities assumed                                   35,550
                                                       ----------

     Adjustments to additional paid-in capital         $1,106,563
                                                       ==========


     Certain excluded assets and liabilities were not acquired or assumed by the Company. Such assets and liabilities are comprised of the following significant items: cash, prepaid expenses, accrued physician compensation and benefits that were retained by the owners of OAWF, and all bank indebtedness that was not paid prior to the closing date of the OAWF Agreement.

2. Reflects the fair value allocation of the consideration paid and liabilities assumed in connection with the OAWF Agreement, including the income tax effects of temporary differences, allocated to the long-term service agreement intangible asset and a corresponding adjustment to additional paid-in capital.

3. Pursuant to the OAWF Agreement, the former physician stockholders of OAWF received 332,983 shares of the Company's restricted common stock and approximately $3.8 million from the Company.

     The pro forma consolidated financial statements reflect (i) a reclassification of $333 from additional paid-in capital to common stock
     (ii) a decrease in cash and cash equivalents of $3,798,637 and (iii) a decrease in additional paid in capital of $3,798,970 for the cash consideration paid to the former physician stockholders of OAWF. The pro forma impact of noncash consideration has been reflected in pro forma adjustments 1 and 2 above.

4. Reflects the resulting deferred income taxes in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, for the net federal and state deferred tax liabilities to be assumed by the Company, pursuant to Section 481 of the Internal Revenue Code of 1986, as amended, based on the underlying cash basis of certain net assets of OAWF acquired under the OAWF Agreement, and the income tax effects of temporary differences related to all identifiable acquisition intangible assets, including service agreements. This pro forma adjustment results in (i) a $5,000,975 increase in the long-term deferred tax liability and (ii) a corresponding reduction in additional paid-in capital. Subsequent to September 1, 1997, to the extent that the operations of OAWF have been assumed by the Company, those operations will be reflected in the income tax returns of the Company. Taxable income or loss of OAWF II will be included in its separate income tax returns.

5. Reflects the incremental costs necessary to effectuate the OAWF Agreement, resulting in a decrease of $7,338 in prepaid expenses for costs paid through June 30, 1997, an increase of $50,000 in accrued expenses and a corresponding reduction in additional paid-in capital of $57,338.

Pro Forma Consolidated Statements of Income Adjustments

                                                                                           Year ended          Six months ended
                                                                                        December 31, 1996        June 30, 1997
                                                                                        -----------------      ----------------
6.   Reflects the following adjustments to net revenue:

     (i)  Recognition of service fee revenue based on long-term service agreements
                                                                                            $ 9,247,064           $  602,021
     (ii) Reimbursement of clinic operating expenses                                         24,495,180            1,705,789
                                                                                            -----------           ----------
                                                                                            $33,742,244           $2,307,810
     Pursuant to the terms of the Service Agreements, the above fees consist of the following: (i) service fees based on a percentage (the "Service Fee
     Percentage") ranging from 20% to 33% of the Adjusted Pre-Tax Income of the
     Affiliated Practices (defined generally as revenue of the Affiliated
     Practices related to professional services less amounts equal to certain clinic expenses of the Affiliated Practices, not including physician owner compensation or most benefits to physician owners ("Clinic Expenses," as more fully defined in the Service Agreements)) and (ii) amounts equal to
     Clinic Expenses. Generally, for the first three years following affiliation, the portion of the service fees described under clause (i) is subject to a fixed dollar minimum (the "Base Service Fee"), which was generally determined by applying the respective Service Fee Percentage to
     Adjusted Pre-Tax Income of each Affiliated Practice for the twelve months prior to affiliation. The aggregate annual Base Service Fee for the
     Affiliated Practices is approximately $10.7 million. This Base Service Fee was used to calculate the above pro forma service fee revenue adjustment for both periods presented. For the six months ended June 30, 1997, as reflected on a pro forma basis, the aggregate service fees that would be payable based on the Service Fee Percentages of the Affiliated Practices
     are below the aggregate Base Service Fee by approximately $.5 million.
     With respect to its management (and, in certain instances, ownership) of certain facilities and ancillary services associated with certain of the
     Affiliated Practices, the Company receives fees based on a percentage of net revenue or pre-tax income related to such facilities and services.

7.   Reflects the following adjustments to clinic expenses:
     (i)  Incremental clinic expenses for the Affiliated Practices that affiliated
            with the Company in 1996                                                        $21,192,485           $        -
     (ii) Incremental clinic expenses for OAWF                                                3,302,695            1,705,789
                                                                                            -----------           ----------
                                                                                            $24,495,180           $1,705,789

                                                                                           Year ended          Six months ended
                                                                                        December 31, 1996        June 30, 1997
                                                                                        -----------------      ----------------
Items 8 through 10 reflect adjustments to general and administrative expenses

8.   Corporate office and officer compensation and fringe benefit expenses                  $ 1,851,652            $  36,093
                                                                                            -----------            ---------
                                                                                              1,851,652               36,093
9.   (i) Additional expense for amortization of Service Agreements over the forty
             year life of the underlying agreements                                         $   278,676            $ 139,338
     (ii) Annualized corporate general and administrative
             expenses                                                                         2,040,341               59,732
                                                                                            -----------            ---------
                                                                                              2,319,017              199,070
     Adjustments to historical corporate general and administrative expenses are based upon (i) projected operational requirements, including rent, insurance, travel, recruiting and utilities and (ii) depreciation and amortization based on projected capital asset and corporate financing requirements.

10.  Adjustment to costs to evaluate and acquire physician practices                        $  (526,184)           $       -
                                                                                            -----------            ---------
                                                                                               (526,184)                   -

11.  Reflects the following adjustments to interest (income) expense:
     (i)  Elimination of interest expense on convertible debentures                         $   (52,039)           $       -
     (ii) Incremental interest on borrowings necessary to effectuate the OAWF
            acquisition (assumed rate of borrowing of 7.40% per annum)                          281,099               23,425
     (iii)Elimination of interest income on cash and cash equivalents                            11,870               63,328
                                                                                            -----------            ---------
                                                                                                240,930               86,753

12.  Reflects the following adjustment to the provision for income taxes:
     (i)  Provide for an expected combined federal and state effective income tax rate
            of 41.0%                                                                        $(1,770,591)           $(117,510)
                                                                                            -----------            ---------
                                                                                             (1,770,591)            (117,510)

13. The computation of pro forma net income per share is based upon the weighted average common shares outstanding and common stock equivalents, using the treasury stock method at the $8.00 initial public offering price for any transaction deemed to have transpired before the date of the Company's initial public offering, calculated as follows:

                                                                                           Year ended          Six months ended
                                                                                        December 31, 1996        June 30, 1997
                                                                                        -----------------      ----------------

     Shares distributed to the stockholders of the Prior Practices                            7,992,098               332,983
     Shares issued to Tallahassee Orthopedic Clinic, Inc. in October 1996                       100,000                     -
     Shares converted from debt and accrued interest into common stock by
        debenture holders in November 1996                                                    2,020,901                     -
     Common stock equivalents arising from cash paid to certain physician
        stockholders of the Prior Practices                                                     192,234                     -
     Common stock equivalents attributable to outstanding stock options                         603,960               236,214
     Weighted average common shares outstanding, exclusive of the impact
        of the above mentioned items                                                          1,450,137            13,991,495
                                                                                             ----------            ----------
                                                                                             12,359,330            14,560,692
                                                                                             ==========            ==========

     Pursuant to Securities and Exchange Commission Staff Accounting Bulletins and staff policy, common and common share equivalents issued during the 12-month period prior to the Company's initial public offering at prices below the public offering price are presumed to have been issued in contemplation of the public offering, even if antidilutive, and have been included in the 1996 calculation as if these common and common equivalent shares were outstanding for the entire year ended December 31, 1996.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                            SPECIALTY CARE NETWORK, INC.



                                            By: /s/ D. Paul Davis
                                                -------------------------------
                                                D. Paul Davis
                                                Senior Vice President, Finance
                                                (Principal Accounting Officer)

Dated: November 6, 1997